                                                                   EXHIBIT 99(a)

[DTE ENERGY LOGO]                                [MCN ENERGY GROUP INC. LOGO]

CONTACT INFORMATION:

DTE Energy Company                               MCN Energy Group
Investors:                                       Investors:
Lisa Muschong                                    Stewart Lawrence
313-235-8030                                     313-256-6289
muschong@dteenergy.com                           stewart.lawrence@mcnenergy.com

Media:                                           Media:
Andrew Merrill/Anton Nicholas                    Cheryl Conway
Sard Verbinnen & Co                              313-256-5504
212-687-8080                                     Cheryl_Conway@michcon.com

                      DTE ENERGY AND MCN ENERGY TO MERGE,
                         CREATING MAJOR ENERGY COMPANY

                          ---------------------------

    DETROIT, OCTOBER 5, 1999 - DTE Energy Company ("DTE")(NYSE: DTE) and MCN Energy Group ("MCN")(NYSE:MCN) today announced they have signed a definitive merger agreement under which DTE will acquire all outstanding shares of MCN for $28.50 per share in cash and stock, or a total of approximately $2.6 billion. Including the assumption of MCN's debt, the value of the transaction approximates $4.6 billion.
    The merger has been unanimously approved by the boards of both companies. The transaction is subject to the approval of the shareholders of both companies, regulatory approvals and other customary merger conditions. The transaction is expected to close in six to nine months and will be accounted for as a purchase.
    The combined company, which will be named DTE Energy Company and headquartered in Detroit, will be the largest electric and gas utility in Michigan and a premier regional energy provider. Through this transaction, DTE will become a fully integrated electric and natural gas company with a strong regional energy infrastructure and competitive operations spanning the energy value chain. It will be a full-spectrum energy supplier supporting the continued economic growth and development of Michigan. By combining DTE's experience in power plant operations, coal management and power marketing with MCN's expertise in natural gas purchasing, transportation, storage and marketing, the combined company will be well-positioned to market coal, gas and electricity in the region and to compete more effectively in the development of new power plants and distributed generation.

                                     -more-

     Upon completion of the merger, DTE will have approximately 11,500 employees, serving 2.1 million electric customers and 1.2 million natural gas customers in Michigan. Additionally, the combined company will enjoy an extensive customer base, investments in strategic interstate pipelines, and a growing and profitable base of non-regulated assets. The company will have an energy portfolio consisting of more than 11,000 megawatts of generating capacity, 600 billion cubic feet per year of natural gas deliveries and 185 billion cubic feet of natural gas storage capacity, with assets totaling more than $17 billion and annual revenues exceeding $6 billion.

     "This strategic merger is an extraordinarily good business fit for both of our companies," DTE Chairman, President and Chief Executive Officer (CEO) Anthony F. Earley, Jr. said, "We are bringing together two complementary businesses and skill sets to create a world-class, integrated energy company with a focused strategy and the financial strength, asset mix and scale critical to competing in today's deregulating environment. We will be able to leverage our combined capabilities to more effectively pursue growth and expansion opportunities available in the region spanning the corridor from the Great Lakes to the Northeast."

     MCN Chairman and CEO Alfred R. Glancy III said, "Our two companies have embraced similar energy-related growth strategies. This combination will create value for MCN's shareholders through both the 60.6 percent offer premium over our closing stock price last Friday and an effective 56.5 percent dividend increase for each share of DTE stock they receive, and will provide shareholders an opportunity to benefit from the combined company's future growth."

     Commented Earley, "The transaction is expected to be accretive to DTE's earnings per share within the first full year of operation and will provide immediate and meaningful operating synergies by creating economies of scale and by leveraging the contiguous and overlapping service territories of our two companies. The transaction is expected to produce annual cost savings of approximately $60 million." Added Earley, "The combined company will be well-positioned to capture the enormous growth opportunities in the attractive Great Lakes-to-Northeast corridor, which currently accounts for about half of the nation's total energy consumption."

     Earley also said, "The talented and dedicated employees of both companies will have opportunities for personal and career growth. The current tight labor markets, combined with our continued growth plans, make our employees a very valuable resource moving forward." Earley noted, "While we can never guarantee no layoffs, both of our companies have embraced a "no layoff" philosophy and we will work within that philosophy and make every effort to accomplish any merger-related reductions through attrition, voluntary early outs, reduced hiring and retraining."



                                    --more--

     Both companies have strong union/management relations, a partnership the combined management team will continue to nurture. These partnerships include the Utility Workers Union of America - Local 223, International Brotherhood of Electrical Workers - Local 17, Service Employees International Union - Local 80, and Chemical Workers - Locals 70, 132 and 799.
     Earley and Glancy will continue to lead their respective companies until the merger is completed. Upon completion of the merger, Glancy will retire from MCN and join the Board of Directors of DTE, and Earley will serve as chairman, president and CEO. Joining Earley in the Office of the President will be Stephen E. Ewing, current president and chief operating officer (COO) of MCN, who will serve as president and COO of the Gas Business; Robert J. Buckler, president and COO of Energy Distribution; Gerard M. Anderson, president and COO of Energy Resources; and Larry G. Garberding, executive vice president and chief financial officer (CFO). In addition, Howard L. Dow III, currently CFO of MCN, will serve as a senior vice president of DTE.
     Upon completion of the merger, DTE's existing 12-member Board of Directors will be expanded to include Glancy and two additional outside directors from MCN.
     MCN's gas utility, Michigan Consolidated Gas Company, and DTE's electric utility, Detroit Edison, will retain their corporate identities and be operated as subsidiaries of DTE.
     Under the terms of the agreement, the holder of each share of common stock of MCN can elect to receive either $28.50 in cash per share or 0.775 shares of DTE Energy common stock per share (subject to the 55 percent cash/45 percent stock proration procedures described in the merger agreement). DTE intends to continue its dividend policy of $2.06 per share annually, representing a dividend increase per share to current MCN shareholders of approximately 56.5 percent.
     DTE's financial advisor on the transaction is Warburg Dillon Read LLC and its legal advisors are Sullivan & Cromwell and Hunton & Williams. MCN's financial advisor is Merrill Lynch & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.


MCN Energy Group is an integrated energy company with more than $4 billion of assets and approximately $2 billion of annual revenues. The company primarily is involved in natural gas production, gathering, processing, transmission, storage and distribution, electric power generation and energy marketing. Its largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.

DTE Energy Company is a diversified energy provider. Its principal subsidiary is Detroit Edison, Michigan's largest electrical utility serving 2.1 million customers in Southeastern Michigan. DTE Energy Company's non-regulated subsidiaries and ventures sell methane gas from landfills, coal, metallurgical coke and other energy-related products and services. Information about DTE Energy Company is available on the World Wide Web at http://www.dteenergy.com.



                                    --more--

     This press release contains forward-looking statements that involve risks and uncertainties. The results of the proposed transaction discussed above may differ materially from those projected herein. Factors that might cause such a difference include, but are not limited to, those discussed in DTE Energy Company's Form 10-K for the year ended December 31, 1998 and MCN Energy Group's Form 10-KA for the year ended December 31, 1998, each filed with the Securities and Exchange Commission, as well as the risks and uncertainties that are inherent in merger combinations and the realization of anticipated operating cost synergies.


                                      ###